                           TRANSFER AGENT AGREEMENT
                           ------------------------

     AGREEMENT, made as of the 3rd day of August, 1993, by and between OBERWEIS EMERGING GROWTH FUND, a Massachusetts business trust having its principal office and place of business at c/o Alpha Source Asset Management, Inc., 2 North LaSalle Street, Chicago, IL 60602 (the "Fund"), and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri limited purpose trust company having its principal office and place of business at Kansas City, Missouri ("IFTC").

     WHEREAS, the Fund desires to appoint IFTC as the transfer, dividend disbursing, shareholders' servicing and clearing and paying agent, and IFTC desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Terms of Appointment
                --------------------

     1.01 Subject to the conditions set forth in this Agreement, the Fund hereby employs, and appoints, IFTC to act as its transfer, dividend disbursing, shareholders' servicing and clearing and paying agent, such appointment to be effective as of the date hereof.

     1.02 IFTC hereby accepts such employment and appointment and agrees that on and after the effective date of its appointments hereunder it will act as the transfer, dividend disbursing, shareholders' servicing and clearing and paying agent for the Fund. IFTC agrees that it will also act as agent in connection, and process transactions in accordance, with any exchange privilege, periodic investment plan, periodic withdrawal program or other accumulation, open-account or similar plans, programs or services currently utilized by the Fund or the Fund's shareholders as set out in the prospectus. IFTC will use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the prospectus as amended from time to time, for the Fund provided IFTC is advised in advance by the Fund of any changes therein and the mutual fund processing system utilized by IFTC (the "DST System") as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the DST System requested by the Fund requires an enhancement or modification to the DST System, IFTC shall not be liable therefore until such modification or enhancement is installed on the DST System. If any new, additional function or feature or change or improvement to existing functions or features or new service measurably increases IFTC's cost of performing the services required hereunder at the current level of service, IFTC shall advise the Fund of the amount of such increase and if the Fund elects to utilize such function, feature or service, IFTC shall be entitled to increase its fees by the amount of the increase in costs.

     1.03 Subject to the fee and out-of-pocket expenses provisions set forth herein, IFTC agrees to provide, at its own expense, the necessary facilities, equipment and personnel to perform its duties and obligations hereunder.

     1.04 IFTC agrees that it will perform all of the usual and ordinary services as transfer, dividend disbursing and shareholders' servicing agent for the Fund, and as agent of the Fund for shareholder accounts thereof, in a timely manner, including, but not limited to, issuing (including countersigning), transferring and cancelling share certificates; maintaining all shareholder accounts; providing transaction journals; preparing shareholder meeting lists, mailing proxies and proxy materials, receiving and tabulating proxies, certifying the shareholder votes in the Fund; mailing shareholder reports and prospectuses; withholding, as required by Federal law, taxes on shareholder accounts; disbursing income dividends and capital gains distributions to shareholders; preparing, and mailing and filing U.S. Treasury Department Forms 1099, W2-P, 1042S and backup withholding as required for all shareholders; preparing and mailing confirmation forms to shareholders and dealers for all purchases and liquidations of shares of the Fund and other confirmable transactions in shareholders accounts; recording reinvestment of dividends and distributions in shares of the Fund; causing timely liquidation of shares; promptly providing or making available on-line daily and monthly reports as provided by the DST System and as requested by the Fund or its designated agent therefore; maintaining those records necessary to carry out IFTC's duties hereunder, including all information reasonably required by the Fund to account for all transactions in Fund shares, calculating the appropriate sales charge with respect to each purchase of Fund shares as set forth in the prospectus for the Fund, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to IFTC by the Fund's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; processing, generally on the date of receipt, purchases or redemptions or instructions to settle any wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by the Fund or its agents), and causing exchanges of shares to be executed in accordance with the Fund's instructions and prospectus and the general exchange privilege application, as they may be amended from time to time; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with the Fund's instructions; and responding to phone inquiries concerning the foregoing.

     1.05 IFTC shall offer to the Fund access to DST's Blue Sky System ("the BSS") which will enable the Fund to cause the input of thresholds on a state-by-state basis. Thereafter, the BSS will generate daily "soft", warning reports with respect to new accounts being set up, subsequent purchases or responses to fulfillment requests where a valid permit does not exist for any or, in the event of a new account, the number of shares being purchased. At that point, resolution or response will be handled in accordance with the then prevailing policies of the Fund agreed to by IFTC.

     1.06 IFTC will provide the Fund, and, if so directed, its investment advisor, its sponsor, and its principal underwriter, with Fund data maintained by IFTC, reasonable access to data maintained on the System (except as provided in Section 5.04 hereof).

     1.07 To provide a depository for the funds to be received and disbursed by IFTC in connection with performance by IFTC of its duties hereunder, the Fund will establish one or more special purpose deposit accounts with IFTC, and IFTC will provide for the timely deposit of funds received by it for the Fund in, and disbursement of funds from, such accounts in accordance with the instructions of the Fund.

     Section 2. Fees and Expenses
                -----------------

     2.01 For the facilities, equipment, and personnel to be provided, and the services to be rendered, by IFTC pursuant to Section 1, the Fund agrees to pay IFTC the fees and charges set out in Exhibit A hereto, as amended by mutual consent from time to time.

     2.02 The Fund also agrees to reimburse IFTC in accordance with the requirements of Section 2.03 hereof for all reasonable out-of-pocket expenses or disbursements incurred by IFTC in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationary supplies, counsel fees, outside mailing firms (including Support Resources, Inc.), magnetic tapes, reels or cartridges (if sent to a Fund or to third party at the Fund's request or direction) and magnetic tape handling charges, record storage and media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Fund's request at the Fund's or third party's premises, telecommunications equipment and related telephone lines, proxy soliciting, processing and or tabulating costs, and NSCC transaction fees to the extent any of the foregoing are paid by IFTC. The Fund agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by IFTC at the request or with the consent of the Fund will be promptly reimbursed by the Fund.

     2.03 Amounts due hereunder shall be due and paid on or before the fifteenth
(l5th) business day after receipt of the statement therefore by the Fund (the "Due Date"). The Fund is aware that its failure to pay all amounts in a timely fashion so that they will be received by IFTC on or before the Due Date will give rise to costs to IFTC not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to
Section 2.04, in the event that any amounts due hereunder are not received by IFTC by the Due Date, the Fund shall pay to IFTC a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of that rate announced from time to time by the United Missouri Bank of Kansas City as its "Prime Rate" plus three (3) percentage points times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by IFTC divided by 360. The parties hereby agree that such late charge or interest represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge or interest shall in no event constitute a waiver of the Fund's or IFTC's default or prevent the nondefaulting party from exercising any other rights and remedies available to it.

     2.04 In the event that any charges are disputed, the Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify IFTC in writing of any disputed charges for out-of-pocket expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which IFTC provides to the Fund documentation reasonably supporting the disputed charges.

     2.05 Except as is otherwise provided in Exhibit A, if IFTC desires to increase the fees or charges or to change the manner of payment provided for in Exhibit A, it shall, at least sixty (60) days prior to the end of the second year of the initial two (2) year term (see Section 7.01) or of any subsequent annual term hereof, give the Fund written notice (the "Fee Increase Notice") of the proposed changes. If the Fund does not agree to the proposed revised fees and charges or manner of payment, the Fund shall notify IFTC thereof in writing (the "Refusal Notice") within thirty (30) days of receipt of IFTC's notice. If the parties are unable to agree to a rate or manner within the next twenty-nine
(29) days after IFTC's receipt of the Refusal Notice, this Agreement shall continue for an additional one hundred and twenty (120) days from the date on which the then current term expires, after which the Agreement shall terminate. Fees and charges shall be at the rate or manner in effect prior to the Fee Increase Notice for the first ninety (90) days and thereafter at that rate increased by the lesser of the proposed, revised fee increase or eight percent (8%) for the remaining thirty (30) days.

     Section 3. Representations and Warranties of IFTC
                --------------------------------------

     IFTC represents and warrants to the Fund that:

     3.01 It is a limited purpose trust company duly organized and existing and in good standing under the laws of the State of Missouri;

     3.02 It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement;

     3.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

     3.04 It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     3.05 It has obtained all federal and state regulatory approvals, authorizations and licenses required to perform its duties and obligations under this Agreement and will keep current such approvals, authorizations and licenses.

     Section 4. Representations and Warranties of the Fund
                ------------------------------------------

     The Fund represents and warrants to IFTC that:

     4.01 It is a Massachusetts business trust duly organized under the laws of the State of Massachusetts;

     4.02 It is, and at all times relevant hereto will continue to be, an open-end management investment company registered under the Investment Company Act of 1940;

     4.03 A registration statement under the Securities Act of 1933 has been declared effective by the Securities and Exchange Commission and will remain effective at all times relevant hereto, and appropriate state securities laws filings will have been made and will continue to be made at all times relevant hereto, with respect to all shares of the Fund being offered for sale to the public; and

     4.04 It is empowered under applicable laws and regulations and by its Declaration of Trust and Bylaws to enter into and perform this Agreement; and all requisite proceedings have been taken to authorize it to enter into and perform under this Agreement.

     Section 5. Indemnification
                ---------------

     5.01 IFTC shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. IFTC shall not be responsible for, and the Fund shall indemnify and hold IFTC harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against IFTC or for which IFTC may be held to be liable, arising out of or attributable to:

          (a) All actions of IFTC required to be taken by IFTC pursuant to this Agreement provided that IFTC has acted in good faith and with due diligence and reasonable care;

          (b) The Fund's refusal or failure to comply with the terms of this Agreement, the Fund's negligence or willful misconduct, or the breach of any representation or warranty of the Fund hereunder;

          (c) The good faith reliance on, or the carrying out of, any written or, after receipt of a resolution containing Board approval therefor, recorded oral instructions or requests of persons designated on Exhibit B hereof as officers or employees of the Fund who are authorized to give instruction on behalf of the Fund, or representatives of the Fund's investment advisor, sponsor or principal underwriter or IFTC's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Fund, its investment advisor, its sponsor or its principal underwriter;
          (d) Failures to pay by dealers or shareowners with respect to payment for share orders previously entered;
          (e) The offer or sale of the Fund's shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from IFTC's failure to comply with written instructions of the Fund or of any officer of the Fund that no offers or sales be made in or to residents of such state);
          (f) The Fund's errors and mistakes in the use of the computerized shareholder record keeping system utilized by IFTC (the DST System), the data center, computer and related equipment used to access the DST System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data as provided for in
     Section 6.05 hereof; and
          (g) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of IFTC arising out of or resulting from such errors, inaccuracies and omissions in, the Fund's records, shareholder and other records, delivered to IFTC hereunder by the Fund or its prior agent(s).

     5.02 IFTC shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of IFTC's failure to comply with the terms of this Agreement or arising out of or attributable to IFTC's negligence or willful misconduct or breach of any representation or warranty of IFTC hereunder.

     5.03 At any time IFTC may apply to any person listed on Exhibit B hereto for instructions, and may, with the prior consent of the Fund, consult with legal counsel for the Fund, its investment advisor, its sponsor or its principal underwriter, or with IFTC's own legal counsel, all at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by IFTC under this Agreement and IFTC shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC shall be protected and indemnified in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by any person or persons whom IFTC reasonably believes to have been authorized to represent the Fund and shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. IFTC shall also be protected and indemnified in recognizing stock certificates which IFTC reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and proper counter signature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     5.04 In the event that either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, failure or damage of primary and secondary equipment, utility or transmission facilities resulting from circumstances beyond the control of such party, or other causes reasonably beyond its control, such party shall not be liable for damages to the other resulting from such failure to perform, provided that each party shall in all cases fully cooperate with the other and take such measures as may be reasonably requested so as to enable the Fund to continue operations.

     5.05 EXCEPT FOR VIOLATIONS OF SECTION 6.04 AND 6.05, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE

TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

     5.06 Each party shall promptly notify the other in writing of any situation which presents or appears to involve a claim which may be subject of indemnification hereunder and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it will notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall confess any claim nor make any compromise in any action or proceeding in which the other party shall be named or for which indemnification may be sought under this Agreement without the other party's prior written consent.

     Section 6. Covenants of IFTC or the Fund
                -----------------------------
     6.01 The Fund agrees to promptly furnish to IFTC, and thereafter promptly provide to IFTC any amendments or additions to, the following:
          (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of IFTC and the execution and delivery of this Agreement.
          (b) Certified copy of the Declaration of Trust and Bylaws of the Fund and all amendments.
          (c) Specimens of share certificates in the forms approved from time to time by the Fund's Board of Trustees with a certificate of the Secretary of the Fund as to such approval.

     6.02 IFTC hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any, and for the preparation or use, and for keeping account of such certificates, forms and devices.

     6.03 As required by Section 31 of the Investment Company Act of 1940 and Rules thereunder, IFTC agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this Agreement are the property of the Fund and will be preserved and will be surrendered promptly to the Fund or made available for inspection by persons designated by the Fund on request.

     6.04 IFTC and the Fund agree that all books, records, information and data pertaining to the business of the other party or relating to the design, structure or operation of the IFTC System which are exchanged or received or disclosed pursuant to the negotiation of and the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the written consent of the other. Upon termination of the Agreement, each party shall return to the other all such books, records and written information and data pertaining to the business of the other. IFTC shall notify the Fund of any request or demand to inspect the records of the Fund and will act upon the instructions of the Fund as to permitting or refusing such inspection, except where otherwise required by law.

     6.05 The Fund acknowledges that: (a) the software programs, supporting documentation, or procedures relating to or making up the DST System ("DST/IFTC Protected Information") are confidential and are proprietary to and a trade secret of DST and IFTC; and (b) any unauthorized use, misuse, disclosure or taking of DST/IFTC Protected Information residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Fund will, and will cause its investment advisor, or sponsor and principal underwriter to, advise each of their employees and agents who have access to any DST/IFTC Protected Information or to any computer equipment capable of accessing DST Facilities of the foregoing.

     6.06 The Fund hereby agrees that it, its investment advisor, sponsor and principal underwriter will use and employ IFTC's System and Facilities in accordance with the procedures set forth in the reference manuals delivered thereto, each of the foregoing shall utilize the control procedures set forth and described therein, and each of the foregoing shall verify promptly reports received through use of the IFTC System and Facilities. IFTC shall promptly deliver updates or revisions to such manuals. The provision of an update on "QUEST" shall constitute delivery thereof for purposes of this Agreement. The Fund shall not be liable for errors resulting from its failure to comply with any procedure until a copy of such procedure has been delivered as herein provided.

     Section 7. Termination of Agreement
                ------------------------

     7.01 Subject to termination as hereinafter provided, this Agreement shall remain in force and effect for a period of two (2) years, the initial term of this Agreement. This Agreement shall automatically extend for additional, successive twelve (12) month terms upon the expiration of any term hereof, unless terminated as of the end of any term by either party on not less than one hundred and twenty (120) days prior written notice to the other party. Each additional twelve (12) month period shall be an additional term of this Agreement.

     7.02 If either of the parties hereto shall breach this Agreement or be in default in the performance of any of its duties and obligations hereunder the non-defaulting party may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within thirty (30) days after such written notice is given, then the party giving such written notice may terminate this Agreement at the end of such thirty (30) day period. Termination of this Agreement by one party by reason of default or breach of the other party shall not constitute a waiver by the terminating party of any other rights it might have under this Agreement against the other party, including without limitation rights with reference to services performed or not performed prior to such terminating or rights of IFTC to be reimbursed for out-of-pocket expenditures or equipment or communication circuit termination fees, if any.

     7.03 Upon termination of this Agreement IFTC shall, if requested by the Fund, provide reasonable assistance to the Fund, including transferring all Fund records to such entity as shall be designated by the Fund, in converting the Fund's records to whatever system or service selected by the Fund, and IFTC shall be entitled to reimbursement for providing such assistance at rates and fees not in excess of those rates and fees IFTC charges similar clients, similarly situated for similar services. IFTC's present rates are: (i) for clerical assistance, thirty dollars ($30.00) per hour; (ii) for Supervisor/Manager assistance, fifty dollars ($50.00) per hour; and (iii) for programming assistance, to the extent IFTC agrees thereto, forty ($40.00), fifty ($50.00) and seventy-seven ($77.00) dollars per hour for non-technical, mainframe and work station personnel.

     7.04 If the termination date set forth in the original termination notice is extended by the Fund (which extension shall require the agreement of IFTC), then the fees and charges payable under this Agreement shall be increased by twenty per cent (20%) during the period commencing with the original termination date set forth in the initial termination notice and concluding with the day upon which termination actually occurs. These provisions are in addition to any other contractual provision or compensation agreements that may be in existence at the time of an actual transfer.

     7.05 Nothing herein is intended to, nor does it, compel IFTC to disclose non-public information concerning its operations or operating systems or to provide programming assistance or information which might tend to improve, enhance or add functionality to anyone else's operating systems, respectively.

     Section 8. Changes and Modifications
                -------------------------

     8.01 During the term of this Agreement IFTC will use on behalf of the Fund without additional cost all modifications, enhancements, or changes which DST or IFTC may make to its shareholder/transfer agent processing system in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST or IFTC clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Fund agrees to pay IFTC promptly for modifications and improvements which are utilized by the Fund and which are charged for separately at the rate provided for in DST's or IFTC's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

     8.02 IFTC shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund in using or employing the

DST System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund is given thirty (30) days prior notice to allow the Fund to change its procedures and IFTC provides the Fund with revised operating procedures and controls.

     8.03 All enhancements, improvements, changes, modifications or new features added to the DST System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST Systems, Inc. Notwithstanding the foregoing, at the request of the Fund, all enhancements, improvements, modifications or new features added to the DST System developed at the expense of the Fund, may be subject to a period of exclusivity as mutually agreed to by the Fund and IFTC, which period may not exceed six (6) months.

     Section 9. Subcontractors.
                ---------------

     The Fund acknowledges that IFTC intends to subcontract certain obligations hereunder and consents to such subcontract on condition that IFTC shall remain fully responsible and liable for the complete and proper performance of IFTC's obligations hereunder, that all acts and omissions of any such subcontractor hereunder shall for all purposes hereof be considered and deemed to be acts or omissions of IFTC and that the Fund shall be fully responsible and liable hereunder to IFTC as if no subcontract had occurred and such obligations had been performed by IFTC itself.

     Section 10. Miscellaneous
                 -------------

     10.01 IFTC and the Fund agree that, promptly upon the execution of this Agreement, each shall take all reasonable actions to enable IFTC to assume its duties as contemplated hereunder in a timely fashion.

     10.02 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other.

     10.03 This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

     10.04 It is understood and agreed that all services performed hereunder by IFTC shall be as an independent contractor and not as an employee of the Fund. This Agreement is between IFTC and the Fund and neither this Agreement nor the performance of services under it shall create any rights in any third parties.

     10.05 To the extent that any provision herein is inconsistent with or in violation of any applicable law, rule or regulation, that provision shall be deemed modified so as to comply with such law, rule or regulation, and shall not otherwise affect any other provisions of this Agreement. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or effecting the validity or enforceability of that term or any of the provisions of this Agreement in any other jurisdiction.

     10.06 The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue, and remain in full force and effect as if no such forbearance or waiver had occurred.

     10.07 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     10.08 The representations and warranties contained herein shall survive the execution and the representations and warranties contained herein and the provisions of Section 5, 6, 7.03-7.05 and 9 hereof shall survive the termination of the Agreement and the performance of services hereunder.

     10.09 The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, excluding that body of law applicable to choice of law, and except that Section lO.ll hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding that body of law applicable to choice of law.

     10.10 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

     10.11 Notice is hereby given that a copy of Fund's Declaration of Trust and all amendments thereto is on file with the Secretary of the Commonwealth of Massachusetts; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any trustee, officer or shareholder of Fund individually.

     10.12 This Agreement cancels and supercedes that certain Agency Agreement dated December 31, 1986, by and between Fund and Custodian; provided, however, that all duties and liabilities of the parties thereunder with respect to any act, error or omission which occurred prior to the effective date hereof shall survive the execution hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by and through their duly authorized officers, to be effective as of the day and year first above written.

OBERWEIS EMERGING GROWTH FUND

By: /s/ Gary R. Heller
    ------------------------------

Title: Executive Vice President
       ---------------------------
ATTEST:

/s/ Allison Shank
----------------------------------
Secretary

INVESTORS FIDUCIARY TRUST COMPANY

By: /s/ Frank ??????????????
    ------------------------------

Title: Vice President
       ---------------------------
ATTEST:

/s/ ????????????
----------------------------------
Secretary

Exhibit A
---------

                       INVESTORS FIDUCIARY TRUST COMPANY

                         OBERWEIS EMERGING GROWTH FUND
                                 FEE SCHEDULE

I.   TRANSFER AGENCY

     A. Base Fee
        --------

        There is a monthly base fee of $500 per portfolio/CUSIP which is included in the minimum fee below.

     B. Minimum Fee
        -----------

        There is an annual minimum fee per portfolio/CUSIP number. This minimum is billed monthly and supersedes items outlined in I.C. provided the total applicable charges per portfolio based on I.C. do not exceed the monthly minimum. Minimum fees are assessed as follows:

           First portfolio -  $44,000
           Second portfolio - $38,000
           Third portfolio -  $31,500
           Fourth portfolio and each portfolio thereafter - $27,300 Integration with third party/private labeled funds is subject to negotiation.

     C. Account Maintenance and Processing Fees
        ---------------------------------------

        Open Accounts:
           Daily Accrual Portfolio(s)
              Non-Monthly Distribution - $9.25 per account per year Monthly Distribution - $11.55 per account per year

           Non-Daily Accrual Portfolio(s)
              Non-Monthly Distribution - $6.95 per account per year Monthly Distribution - $9.25 per account per year

           Fiduciary Accounting System
              Account Surcharge - $2.05 per account per year

           NOTE: Surcharge is waived when IFTC is custodian of fiduciary accounts.

September 2, 1993                                                    Page 1 of 3

        Closed Accounts - $2.95 per account per year
        Manual Transaction Fees (unless otherwise specified):
           New Account Set Up (Institutional) - $5.25
           New Account Set Up (Retail) - $2.50
           Financial Transactions - $1.25
           Correspondence - $2.60
           Maintenance Transaction - $1.15
           Research Transaction - $1.15
           Shareholder Calls (Customer) - $1.05
           Confirmed Orders (wire orders) - $2.60
           Omnibus Accounts Transaction - $2.60
           IRS Compliance Transaction - $.40
           Certificate Issuance - $4.25
           Checkwriting Privileges (including signature verification) - $.25 per clearing
           ACH Transaction Clearing - $.15 per item

     D. Federal Funds Wire
        ------------------

        There is a $6.00 fee for each federal funds wire received or delivered.

     E. Miscellaneous
        -------------

        Fiduciary Trustee Fees:
           IRAs/SEPs - $12.00 per account per year
           Qualified Plans - $25.00 per social security number per plan

     F. Optional Services
        -----------------

           NSCC - $100 per month/per applicable portfolio
           Dealer Maintenance - $2.60 per transaction
           Front End Load Fund - $1.40 per account
           12b-1 processing will be charged at a rate of:
                   Annual      $.65 per account per year
                   Semi-Annual $.85 per account per year
                   Quarterly   $1.05 per account per year
                   Monthly     $1.25 per account per year
           Contingent Deferred Sales Charge/Sharelot Accounting - $1.80 per account
           Sharelot Accounting - $1.80 per account per year
           Sales Reporting - $250 per month/per applicable portfolio
           Blue Sky Reporting - $100 per month/per applicable portfolio

September 2, 1993                                                    Page 2 of 3

           Investor Facility - $.95 per open account per year
           Automated Financial Transmission - $25.00 per transmission Escheatment Costs - as incurred
           Dedicated Programmer - $81,000 per year, or $58 per hour Business Analysis - $40 per staff hour
           Fund Set-up (one time charge) - $750 per fund
           Audio Response System - Attached
           Conversion Cost - as incurred

II.  NOTES TO THE ABOVE FEE SCHEDULE

     A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets.

     B. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

     C. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the client's behalf. Examples of out-of-pocket expenses include but are not limited to forms, postage, magnetic tapes, printing, proxy processing, microfilm, microfiche, back-up recovery, pricing services, overnight mailing services, FDIC insurance, foreign registration and script fees, etc. IFTC bills out-of-pocket expenses separately from service fees.

     D. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

     E. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by IFTC.

/s/ Frank ????????????                          /s/ Gary R. Heller, EVP
---------------------------------               --------------------------------
Investors Fiduciary Trust Company               Oberweis Emerging Growth Fund

Vice President  9/14/93                         9/3/93
---------------------------------               --------------------------------
Date                                            Date

September 2, 1993                                                    Page 3 of 3